Exhibit 10.22

Loan Proposal

August 12, 2002

Stewart Wang
President/CEO
Taitron Components Incorporated
25202 Anza Drive
Santa Clarita, CA. 91355

Dear Stewart,

Comerica Bank-California (“Bank”) is pleased to issue this proposal as hereinafter described  (“Loan Proposal”) to Taitron Components Incorporated (“Borrower”) subject to the following terms and conditions.

LOAN PROPOSAL

Borrower:	Taitron Components Incorporated

Amount:	$11,000,000 line to reduce to $10,000,000 at 9/30/02, $9,500,000 at 10/30/02 and $9,000,000 at 11/30/02.
(Current line amount of $15,000,000).

Facility:	Revolving Line of Credit

Purpose:	Working Capital

Repayment:	Interest Only

Maturity:	December 31, 2002

Interest:	Prime + 0.75% or LIBOR + 325 basis points.

LIBOR rates will be fixed for 30, 90, 180 or 365 days with minimum advances of $500,000.

Formula:	Borrowing will be limited to the sum of:
(1) 80% of eligible accounts receivable
(2) 30% of eligible inventory up to a maximum of $7,000,000
Effective 10/30/02: $6,500,000. Effective 11/30/02 $6,000,000. Effective 12/31/02 $5,500,000
(3) An additional amount of $2,940M (70% of appraised amount of building located @28040 W. Harrison Parkway, Valencia, CA)

Ineligible accounts receivable will primarily consist of the intercompany accounts, Government accounts, contra accounts, foreign accounts, 25% cross aging exclusion, COD, 20% concentration, and accounts over 90 days.

Ineligible inventory will primarily consist of slow moving inventory (non-currently noted), consignment goods and packaging

Other Fees:

Borrower will pay to Comerica all of Comerica’s out of pocket expenses incurred in connection with the Line of Credit including but not limited to  all attorney’s, title, and filing fees incurred in connection with the loans.

Collateral:	UCC 1 first security interest on all corporate assets
First deed of trust on 28040 W. Harrison Parkway, Valencia, CA

Subordination	None

Guarantees:	None

COVENANTS

The Loan Documents referred to above may contain the following covenants, among others:

1.

Financial Statement.  Borrower shall provide monthly company prepared financial statement to Bank within thirty (30) days from the end of borrower’s fiscal quarter.  Further, Borrower shall furnish to Bank 10K and 10Q within 15 days of filing.

2.	Borrower shall maintain fire and extended coverage insurance in a form satisfactory to Bank.

3.

Borrower will provide monthly accounts receivable, accounts payable agings and inventory reports within 15 days of month end.  The reports will be submitted along with a borrowing base calculation in a form satisfactory to Bank.

4.	Semi-annual A/R and inventory audits.

5.	All deposits will be made directly to a lockbox controlled by Comerica Bank.

6.

Financial Covenants.  Financial covenants shall be determined in accordance with generally accepted accounting principals.  Accounting and other terms requiring definition will be defined in subsequent Loan Documents.  Proposed financial covenants to be tested quarterly include:

a. Debt to effective tangible net worth ratio no greater than 0.75:1.0

b. Effective tangible net worth no less than $24,600,000 commencing 03/31/02, increasing each FYE by 100% of NI.

c. Current ratio of at least 2.0:1.0.

d. Profitability
For fiscal year 2002:
Quarter 3 profit of at least $50,000 exclusive of any gain on sale.
Quarter 4 profit of at least $100,000 exclusive of any gain on sale.
12/31/02 fiscal year end profit of $50,000.
e. Proceeds from the sale of former headquarter will reduce outstanding line balance by at least $1,300,000 by 9/30/02
f. At least $1,000,000 of subordinated debt in a form satisfactory to Bank will reduce outstanding line balance by 9/30/02.
g. At least $1,000,000 of subordinated debt in a form satisfactory to Bank will reduce outstanding line balance by 12/31/02.

Additional conditions to be performed as soon as possible.
1.	Updated A/R audit by Bank personnel.

I.	Completion of an independent inventory evaluation by an appraiser acceptable to Bank.
II.	Taitron will agree to exit to another financing source if the company violates any terms of the agreement. Taitron will agree to run parallel with an asset based lender immedietly.

This proposal is for discussion purposes only.  It does not represent a commitment to loan on part of Comerica Bank-California.  If the proposal meets with your approval, it is than subject to credit approval by Comerica Bank-California and the execution and delivery of all documents and information required by Comerica Bank-California in form and substance satisfactory to Bank.

This proposal letter, if not accepted in writing, will expire on August 12, 2002.

This letter is also intended for the management of Taitron Components Incorporated only and not to be shared with other parties without the prior written consent of the Bank.

Very truly yours,

COMERICA BANK-CALIFORNIA
/s/Rick Pankow

Senior Vice President/ Group Manager

Jason D. Brown Vice President/ Alternate Group Manager

Above Terms Accepted:

Taitron Components Incorporated

/s/ Stewart Wang, President and CEO